EXHIBIT 99.1
                                                                    ------------
Nestor, Inc.
400 Massasoit Avenue
Suite 200
East Providence, RI 02914
Ph: (401) 434-5522
Fax: (401) 434-5809
www.nestor.com



FOR IMMEDIATE RELEASE


CONTACT:   Nigel P. Hebborn, Executive Vice President
           (401) 434-5522 ext. 714 www.nestor.com



            NESTOR, INC. PLACES $8.2 MILLION OF ADDITIONAL SECURITIES




Providence, RI - January 15, 2004- Nestor, Inc. (OTC BB: NESO), a leading provider of video-based monitoring systems for traffic safety, is pleased to report that it has issued 2,238,000 common shares at $3.00 per share and placed a $1.5 million note convertible into common shares of the Company at $3.50 per share. Proceeds from the transactions provide Nestor with capital to continue operating under its current installation schedule, and to seek new CrossingGuard(R) business opportunities.


Nigel Hebborn, CEO of Nestor Traffic Systems, stated, "This past year has been marked by significant progress for Nestor. We have grown from an installed base of forty-one approaches at the end of 2002, to a current installed base of over ninety approaches. This growth would not have been possible without continued investor confidence in, and support for, both our technology and our leadership. The automated enforcement industry in the U.S. is relatively young, and we believe that we are viewed as one of the leading providers of these services."

This recent equity investment, placed by three respected financial services firms, the Sanders Morris Harris Group of Houston, Texas, Barrett & Co. of Providence, RI, and Taglich Brothers of New York, placing $3.1 million, $2.7 million, and $.9 million respectively, allows Nestor to meet its near-term general operating expenses as well as continue the installation of contracted systems. In addition to this financing effort, Nestor retired the $2 million convertible note issued to Silver Star Partners by converting 676,384 shares of common stock at $3.00 per share and retired the $2 million convertible note issued to Laurus Funds by converting 492,904 shares at $1.55 per share and redeeming the remaining $1,150,750 balance of the note. The Company also issued a new convertible note to Laurus for raising $1.5 million. The note bears interest prime plus 1.25% per annum, subject to a floor of 5.25% per annum and is convertible into common stock of the Company at $3.50 per share.

Nestor Traffic Systems is the provider of CrossingGuard video-based red-light enforcement solutions and services. Through patented video technology, Nestor offers a turnkey solution that helps reduce red-light violations and increase traffic safety at intersections. In addition, CrossingGuard is the only automated red-light enforcement system in the industry that offers customers Collision Avoidance, an optional safety feature that actually helps prevent intersection collisions. CrossingGuard's use of multiple videos offers municipalities an opportunity to significantly reduce red light running violations while demonstrating its commitment to fairness. Services include: intersection evaluation, equipment installation, user training and support, citation issuance and payment processing, and account management. CrossingGuard is a registered trademark of Nestor Traffic Systems, Inc. For more information, call (401) 434-5522 or visit www.nestor.com.

                                     -MORE-

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NESTOR, INC. PLACES $8.2 MILLION OF ADDITIONAL SECURITIES                2/2/2/2


Statements in this press release about future expectations, plans and prospects for Nestor, including statements containing the words "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements and investors should not place undue reliance on our forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including: market acceptance of our products, competition, patent protection of our technology, and other factors discussed in Exhibit 99.1 to our most recent annual report filed with the SEC. The forward-looking statements included in this press release represent our current views and we specifically disclaim any obligation to update these forward-looking statements in the future.

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